Exhibit 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Zumiez Inc., a Washington corporation (the “Company”), on Form 10-K for the fiscal year ending January 29, 2011 as filed with the Securities and Exchange Commission (the “Report”), We, Richard M. Brooks, Principal Executive Officer of the Company, and Trevor S. Lang, Principal Financial and Accounting Officer of the Company, certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ RICHARD M. BROOKS	/s/ TREVOR S. LANG
Richard M. Brooks	Trevor S. Lang
Chief Executive Officer and Director (Principal Executive Officer)	Chief Financial Officer, Chief Administrative Officer and Secretary
March 15, 2011	(Principal Financial Officer
and Principal Accounting Officer)
March 15, 2011

A signed original of this written statement required by Section 906 has been provided to Zumiez Inc. and will be retained by Zumiez Inc. and furnished to the Securities and Exchange Commission or its staff upon request.